UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  MARCH 29, 2005


                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)


            NEVADA                0-10061              04-2709807
 (State or other jurisdiction   (Commission           (IRS Employer
       of incorporation)        File Number)       Identification No.)


         4735 SOUTH DURANGO DRIVE - SUITE 105
                   LAS VEGAS, NEVADA                       89147
       (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  (702) 227-9800


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.


         On March 29, 2005, the Audit Committee (the "Audit Committee") of the Board of Directors of American Vantage Companies (the "Company") determined that the non-operating income, for the periods commencing with the quarter ended April 30, 2003 and through the quarter ended September 30, 2004, generated by the Company's wholly-owned subsidiary, Vantage Bay Group, Inc. ("Vantage Bay"), had been incorrectly recorded. Vantage Bay holds a 49% minority interest in a limited liability corporation ("Restaurant Investee") that owns and operates the Border Grill Restaurant in Las Vegas, Nevada. The Company has no management responsibilities in connection with the Restaurant Investee or its operations. As a result, and in accordance with generally accepted accounting principles, the Company excludes the accounts of the Restaurant Investee in reporting its operating results. Rather, the Company records the results of its investment in the Restaurant Investee using the equity method of accounting, as adjusted to reflect certain contractual provisions contained in the Operating Agreement for the Restaurant Investee with respect to recognition of profits and losses by the members of the Restaurant Investee. The contractual provisions required that the Company recognize profits to the initial extent of an amount equal to 100% of the initial losses the Company recognized in prior periods and then recognize an accumulated 5% priority return on the unpaid portion of the Company's initial investment of $2,750,000 until paid. The Company currently believes that the Company had offset 100% of the initial losses and recognized the accumulated 5% priority return by March 1, 2003. However, the Company erroneously continued to recognize 100% of the Restaurant Investee's monthly income or losses from March 1, 2003 through June 30, 2004. As a result, the Audit Committee concluded that the financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended July 31, 2003, and related report of the Company's independent registered public accounting firm, and Quarterly Reports on Form 10-QSB for the quarters and transitional period ended April 30, 2003, October 31, 2003, December 31, 2003, March 31, 2004, June 30, 2004 and September 30,
2004 should no longer be relied upon. The Company estimates that the aggregate amount of the overstated non-operating income, from March 1, 2003 and through June 30, 2004, is approximately $754,000.

         The Company and its Audit Committee have discussed the accounting treatment and restatement with Deloitte & Touche, LLP, the Company's current independent registered public accounting firm, and Piercy Bowler Taylor & Kern, LLP, the Company's former independent registered public accounting firm.

         The Company estimates that the impact of correcting the overstated non-operating income will be a reduction in net income after tax for each of the periods by approximately $141,000 for the fiscal year ended July 31, 2003, $84,000 for August 1, 2003 through December 31, 2003 and $273,000 for January 1, 2004 through June 30, 2004. The Company intends to amend the Form 10-KSB and Forms 10-QSB that no longer should be relied upon. Investors or other interested parties should refer to the Company's filings on Form 10-KSB/A and Forms 10-QSB/A upon such filing with the SEC for amended information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 31, 2005

                                   AMERICAN VANTAGE COMPANIES



                                   By: /s/ Ronald J. Tassinari
                                       -------------------------------------
                                       Ronald J. Tassinari
                                       President and Chief Executive Officer